                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     CONSOLIDATED PRODUCTS, INC., an Indiana corporation, (the "Company") and BANK ONE, INDIANAPOLIS, National Association, a national banking association, (the "Bank") agree as follows:

     1. CONTEXT. This agreement is made in the context of the following agreed state of facts:

     a.  The Company and the Bank are parties to an Amended ad Restated
         Credit Agreement dated December 30, 1994, as amended by the First Amendment to Amended and Restated Credit Agreement dated September 26, 1995 (collectively, the "Agreement").

     b. The Company has requested that the Bank extend the Revolving Loan Maturity Date to December 31, 1998, and the Bank has agreed to such requests to certain terms and conditions.

     c. The parties have executed this document (this "Second Amendment") to give effect to their agreement.

     2. DEFINITIONS. Terms used in this Second Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. Section 1 of the Agreement is amended as follows:

         a. AMENDED DEFINITIONS. The definition of "Revolving Loan Maturity Date" is amended and restated in its entirety as follows:

             - "REVOLVING LOAN MATURITY DATE" means, as of the date of the Second Amendment, December 31, 1998, and thereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2.a(iv).

         b. NEW DEFINITIONS. A new definition is added to Section 1 of the Agreement to read as follows:

             - "Second Amendment" means the written amendment to this Agreement entitled "Second Amendment to Amended and Restated Credit Agreement" and dated with effects as of January 31, 1997.

     3. THE REVOLVING LOAN. The Bank agrees to extend the Revolving Loan Maturity Date from December 31, 1997, to December 31, 1998, under the provisions of Section 2.a(iv) of the Agreement. The extension is subject to execution and delivery by the Company to the Bank of a Revolving Note in the form of EXHIBIT "A" attached to this Second Amendment.

     4. THE TERM NOTE. The second two sentences of Section 2.b(ii) of the Agreement are amended and restated in their entireties to read hereafter as follows:

             (ii) THE TERM NOTE.  The obligation of the Company to repay the
                  Term Loan shall be evidenced by a promissory note
                  (the "Term Note")in the form of EXHIBIT "B" attached to the Second Amendment. The principal of the Term Loan shall be repayable in equal quarterly installments, each of which shall be equal to one-fortieth (1/40) of the initial principal amount of the Term Loan, which quarterly payments shall be due on the last Banking Day of each March, June, September and December commencing on the last Banking Day of March, 1999, and continuing until that date which is sixty (60) months from the date of the Term Note, on which date the entire principal balance of the Term Loan shall be due and payable together with all accrued and unpaid interest.

     5. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Second Amendment, the Bank shall have received, each duly executed and in form and substance satisfactory to the Bank, this Second Amendment and the following:

     a.  The Revolving Note.

     b. A certified copy of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Second Amendment, the Revolving Note and any other document required under this Second Amendment.

     c. A certificate signed by the Secretary of the Company certifying the name of the officer or officers authorized to sign this Second Amendment, the Revolving Note and any other document required under this Second Amendment, together with a sample of the true signature of each such officer.

     d.  Such other documents as may be reasonably required by the Bank.

     6. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Second Amendment, the Company represents and warrants, as of the date of this Second Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

     7. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Second Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized officers, have executed this Second Amendment to Amended and Restated Credit Agreement on February ____, 1997, but with effect as of January 31, 1997.


                                       CONSOLIDATED PRODUCTS, INC.


                                       By: /s/ James W. Bear
                                           --------------------------------
                                           James W. Bear
                                           Senior Vice President


                                       BANK ONE, INDIANAPOLIS,
                                          NATIONAL ASSOCIATION


                                       BY: /s/ Brian D. Smith
                                           --------------------------------
                                            Brian D. Smith, Vice President
                                            and Senior Portfolio Manager

                                PROMISSORY NOTE
                                (Revolving Loan)


                                           Indianapolis, Indiana
$30,000,000.00                             Dated as of January 31, 1997
                                           Final Maturity:  December 31, 1998


     On or before December 31, 1998 ("Final Maturity"), CONSOLIDATED PRODUCTS, INC. (the "Maker") promises to pay to the order of BANK ONE, INDIANAPOLIS, National Association (the "Bank") at the principal office of the Bank at Indianapolis, Indiana, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

     This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under an Amended and Restated Credit Agreement dated December 30, 1994, as amended (the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as referenced to that Agreement as it further may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed PRIMA FACIE to be correct as to such matters.

     The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

     Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each March, June, September and December commencing on the last Banking Day of March 1997. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

     The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Principal may be prepaid, but only as provided in the Credit Agreement.

     If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at


                               Page 1 of 2 pages
its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

     If any installment of interest due under the terms of this Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $50.00 or five percent (5%) of the amount past due. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

     All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

     The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

     All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

     This Note is given in renewal and replacement of that certain Promissory Note (Revolving Loan) of the Maker dated as of September 27, 1995, in the principal amount of $30,000,000.00 and bearing a maturity date of December 31, 1997.

     This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                       CONSOLIDATED PRODUCTS, INC.


                                       By:  __________________________________

                                            __________________________________
                                            (printed name and title)

                                PROMISSORY NOTE
                                  (Term Loan)



$_____________________                      Indianapolis, Indiana
                                            Dated:  December 31, ____
                                            Final Maturity:  December 31, ____



     CONSOLIDATED PRODUCTS, INC., an Indiana corporation (the "Maker") promises to pay to the order of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Bank") at the principal banking office of the Bank at Indianapolis, Indiana, the principal sum of ____________________ Dollars ($____________)
and to pay interest on the unpaid principal balance outstanding from time to time as herein provided.

     This Note evidences a loan (the "Loan") extended to the Maker by the Bank under a Credit Agreement dated December 30, 1994, as amended (collectively, the "Credit Agreement"). The Loan is referred to in the Credit Agreement as the "Term Loan." All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time.

    The principal of the Loan shall be repaid in installments in the amount of $____________ each, which shall be due and payable on the last Banking Day of each March, June, September and December during the term of this Note, commencing on the last Banking Day of March, ____, and continuing until December 31, ____, on which date the entire principal balance of this Note shall be due and payable. The term "Banking Day" is used in this Note as defined in the Credit Agreement. Principal may be prepaid, but only as provided in the Credit Agreement, and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payment under this Note in inverse order of maturity.

     Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed in addition to the installments of principal due on those dates. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

     If any installment of principal or interest due under the terms of this
Note is not paid when due, then the Bank or any subsequent holder of this Note may, at its option and without notice, declare the entire principal amount of this Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement for other conditions under which the maturity of this Note may be accelerated.

                                  Exhibit "B"
                               Page 1 of 2 pages

     If any installment of principal or interest due under the terms of this Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $50.00 or five percent (5%) of the past due amount. Each late payment fee assessed shall be due and payable on the earlier of the due date of the next regularly scheduled payment of principal or interest, or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

     All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

     The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

     All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

     This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

                                       CONSOLIDATED PRODUCTS, INC.


                                       By:  __________________________________

                                            __________________________________
                                            (Printed Name and Title)


                                  Exhibit "B"
                               Page 2 of 2 pages